Exhibit 23.04

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 7, 2022, relating to the financial statements of ZeroFox, Inc. and subsidiaries, appearing in the Prospectus relating to the amended Registration Statement on Form S-1, as amended (File No. 333-267200) of ZeroFox Holdings, Inc, filed on September 27, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/ Deloitte & Touche LLP

McLean, VA

November 14, 2022